UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2013

GENPACT LIMITED

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-33626	98-0533350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court, 22 Victoria Street

Hamilton HM 12, Bermuda

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 295-2244

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 14, 2013, Genpact Limited (“Genpact”) entered into Amendment No. 1 (the “Amendment”) to the credit agreement dated as of August 30, 2012 (the “Credit Agreement”) among Genpact International, Inc., a Delaware corporation (“Genpact International”), Headstrong Corporation, a Delaware corporation (“Headstrong”), Genpact Global Holdings (Bermuda) Limited, an exempted limited liability company organized under the laws of Bermuda (together with Genpact International and Headstrong, the “Borrowers”), Morgan Stanley Senior Funding, Inc., as administrative agent and swingline lender, Morgan Stanley Bank, N.A., as issuing bank, Morgan Stanley Senior Funding, Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Agricole Corporate and Investment Bank, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunning managers, and the lenders party thereto (the Credit Agreement, as amended by the Amendment, the “Amended Credit Agreement”).

The Credit Agreement provided for, among other things, a senior secured term loan in aggregate principal amount of US$675,000,000 (the “Term Loans”) and a senior secured revolving credit facility in aggregate principal amount of US$250,000,000 (the “Revolving Loans”).

The Amendment provides for, among other things, the refinancing in full of the outstanding principal amount of the Term Loans (the “Refinancing Term Loans”) and the refinancing of the Revolving Loans (the “Refinancing Revolving Loans”). The maturity date of the Refinancing Term Loans and the Refinancing Revolving Loans is the same as the Term Loans and the Revolving Loans (August 30, 2017 and August 30, 2019, respectively). The Amendment also (a) removes the financial covenant in the Credit Agreement (the “Financial Covenant”) with respect to the Refinancing Term Loans and (b) modifies the Financial Covenant with respect to the Refinancing Revolving Loans to make it a springing covenant which requires the Company to maintain a consolidated leverage ratio of 2.50 to 1.00 for any consecutive four fiscal quarter period of Genpact, which shall only be tested (i) at the time of the incurrence of Refinancing Revolving Loans or the issuance of Letters of Credit (as defined in the Amended Credit Agreement) by looking back to the last day of the prior quarter to determine if Genpact would have been in compliance with the Financial Covenant as of such quarter end if the Financial Covenant had been tested for such quarter and (ii) at the end of each quarter, provided that, in each case, the Financial Covenant will only be tested if on the last day of any fiscal quarter of Genpact the aggregate principal amount of Refinancing Revolving Loans, Swingline Loans (as defined in the Amended Credit Agreement) and/or certain Letters of Credit that are issued and/or outstanding is greater than $50,000,000.

Borrowings under the Amended Credit Agreement bear interest at a rate equal to, at the election of the Borrowers, LIBOR plus an applicable margin equal to 2.75% per annum in the case of the Refinancing Term Loans and 2.50% per annum in the case of the Refinancing Revolving Loans or a base rate plus an applicable margin equal to 1.75% per annum in the case of the Refinancing Term Loans and 1.50% per annum in the case of the Refinancing Revolving Loans. The revolving credit commitments under the Amended Credit Agreement remain subject to a commitment fee equal to 0.50% of the actual daily amount by which the aggregate revolving commitments exceed the sum of outstanding revolving loans and letter of credit obligations. The Amended Credit Agreement includes a “LIBOR floor” applicable to the Refinancing Term Loans only of 0.75%.

The foregoing description of the Amendment is qualified in its entirety by the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

10.1	Amendment No. 1, dated as of June 14, 2013, to the Credit Agreement, dated as of August 30, 2012, among Genpact Limited, the subsidiaries of Genpact Limited party thereto, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent and swingline lender, Morgan Stanley Bank, N.A., as issuing bank, Morgan Stanley Senior Funding, Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Credit Agricole Corporate and Investment Bank, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunning managers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

/s/ Heather D. White
Name:	Heather D. White
Title:	Vice President and Senior Legal Counsel

Dated: June 14, 2013

EXHIBIT INDEX

Each of the following exhibits is being filed electronically with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Amendment No. 1, dated as of June 14, 2013, to the Credit Agreement, dated as of August 30, 2012, among Genpact Limited, the subsidiaries of Genpact Limited party thereto, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent and swingline lender, Morgan Stanley Bank, N.A., as issuing bank, Morgan Stanley Senior Funding, Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Credit Agricole Corporate and Investment Bank, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunning managers.

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